Exhibit 99.1
FOR IMMEDIATE RELEASE
PRIMUS GUARANTY, LTD. REPORTS FIRST QUARTER 2010
GAAP NET INCOME AVAILABLE TO COMMON SHARES OF $86.5 MILLION
AND
ECONOMIC RESULTS LOSS OF $40.9 MILLION
Hamilton, Bermuda — May 13, 2010 — Primus Guaranty, Ltd. (“Primus Guaranty” or “the Company”) (NYSE:PRS) today announced its financial results for the first quarter ended March 31, 2010.
•
GAAP net income available to common shares for the first quarter 2010 was $86.5 million, or $2.15 per diluted share, compared with GAAP net income available to common shares of $106.8 million, or $2.61 per diluted share, for the first quarter 2009. GAAP net income available to common shares for the first quarter 2010 was driven by a net unrealized mark-to-market gain of $127.1 million on Primus Financial Products, LLC (“Primus Financial”)’s consolidated credit swap portfolio.

•
Economic Results for the first quarter 2010 was a loss of $40.9 million, or $1.01 per diluted share, compared with an Economic Results loss of $6.1 million, or $0.15 per diluted share, for the first quarter 2009. Economic Results for the first quarter 2010 was primarily a result of net realized losses within Primus Financial’s portfolio of credit swaps from credit mitigation activities of $19.2 million and a portfolio repositioning transaction payment of $35.0 million. Although these payments have an immediate negative impact on the Company’s quarterly Economic Results, management expects these risk reducing activities will help preserve the long-term value of Primus Financial’s consolidated credit swap portfolio for shareholders.

•	Economic Results book value per common share was $7.30 at March 31, 2010, compared with Economic Results book value per common share of $8.48 at December 31, 2009.

•
Primus Asset Management managed structured credit vehicles totaling $19.9 billion at March 31, 2010, including $3.5 billion of third-party assets. At March 31, 2010, the notional principal of Primus Financial’s consolidated credit swap portfolio totaled $16.4 billion.

Other Matters — Consolidation of CLOs under management
•
Effective January 1, 2010, the Company adopted ASC Topic 810, Consolidation, which required it to consolidate the assets, liabilities, revenues and expenses of the collateralized loan obligations (“CLOs”) under its management. Although these CLOs are consolidated, the assets of the CLOs are not available to the Company for general operations or in satisfaction of the Company’s debt obligations. The Company does not have any rights to or ownership of these assets. Similarly, the Company does not have any obligation to settle the liabilities of the CLOs. The Company has no contractual obligation to fund or provide other financial support to any CLO. As a result of the adoption of ASC Topic 810, Consolidation, the Company established an “appropriated retained earnings from CLO consolidation” account in the equity section of the condensed consolidated statement of financial condition as required under the standard.

Earnings Conference Call
Primus Guaranty will host a conference call on Thursday, May 13, 2010, at 11 a.m. Eastern Time to discuss its first quarter 2010 financial results. A copy of this press release and the financial supplement, including additional credit swap portfolio and historical data, will be available in the Investor Relations section of the Company’s Web site, located at www.primusguaranty.com, prior to the call.
The conference call will be available via live or archived webcast at http://ir.primusguaranty.com/ or by dialing 866.770.7125 (domestic)/ 617.213.8066 (international), Passcode 82503893.
A replay of the call will be available from Thursday, May 13, 2010, at 2 p.m. Eastern Time until Thursday, June 3, 2010, at 5 p.m. Eastern Time. To listen to the replay, dial 888.286.8010 (domestic) or 617.801.6888 (international), Passcode 48589447.
Economic Results
In managing its business and assessing its growth and profitability from a strategic and financial planning perspective, the Company believes it is appropriate to consider both its U.S. GAAP net income available to common shares as well as certain non-GAAP financial measures called “Economic Results”. Economic Results evaluates what the Company’s GAAP net income available to common shares would have been if it excluded from GAAP net income available to common shares (1) the amounts of any unrealized gains and losses on Primus Financial’s consolidated portfolio of credit swaps sold and (2) any realized gains from terminations of credit swaps sold prior to maturity (although Primus Financial amortizes those gains over the remaining original lives of the terminated contracts, except for credit swaps undertaken to offset credit risk). Economic Results also includes provisions for credit events caused by downgrades below CCC/Caa2 (S&P/Moody’s) on CDS on ABS. The Company believes that quarterly fluctuations in the fair market value of Primus Financial’s CDS portfolio have little or no effect on the Company’s operations and that Economic Results provides a useful, alternative view of the Company’s economic performance.
About Primus Guaranty
Primus Guaranty, Ltd. is a Bermuda company with operations in New York, Boston and London. Through its subsidiaries, the company is a leading manager of corporate credit assets and provider of credit protection. Primus manages assets in structured credit funds and operating companies, across a range of asset classes — including investment grade, high yield and leveraged loans — using both cash and synthetic instruments.
Safe Harbor Statement
Some of the statements included in this press release and other statements Primus Guaranty may make, particularly those anticipating future financial performance, business prospects, growth and operating strategies, market performance, valuations and similar matters, are forward-looking statements that involve a number of assumptions, risks and uncertainties, which change over time. For those statements, Primus Guaranty claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Any such statements speak only as of the date they are made, and Primus Guaranty assumes no duty to, and does not undertake to, update any forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements, and future results could differ materially from historical performance. For a discussion of the factors that could affect the Company’s actual results please refer to the risk factors identified from time to time in the Company’s SEC reports, including, but not limited to, Primus Guaranty’s Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission.

Primus Guaranty, Ltd.
Condensed Consolidated Statements of Financial Condition
(Unaudited)
(in thousands except share amounts)

	March 31,	December 31,
	2010	2009

Assets
Cash and cash equivalents	$146,961	$299,514
Investments (includes $353,200 and $274,275 at fair value)	353,370	274,444
Restricted cash and investments	128,419	127,116
CLO cash and cash equivalents	138,606	—
CLO loans and securities, at fair value	2,488,530	—
CLO other assets	28,516	—
Accrued interest and premiums	7,172	6,163
Unrealized gain on credit swaps, at fair value	1,873	2,207
Goodwill and other intangible assets	7,865	8,017
Other assets	12,096	15,286

Total assets	$3,313,408	$732,747

Liabilities and Equity (deficit)
Liabilities
Accounts payable and accrued expenses	$2,923	$7,855
Unrealized loss on credit swaps, at fair value	564,436	691,905
Payable for credit events	5,327	28,596
CLO notes	2,208,804	—
CLO other liabilities	85,385	—
Long-term debt	233,865	244,051
Other liabilities	18,815	9,787

Total liabilities	3,119,555	982,194

Equity (deficit)
Common shares, $0.08 par value, 62,500,000 shares authorized, 39,045,501 and 38,267,546 shares issued and outstanding at March 31, 2010 and December 31, 2009	3,124	3,061
Additional paid-in capital	281,178	280,685
Accumulated other comprehensive income (loss)	2,431	2,148
Retained earnings (deficit)	(541,034)	(628,443)
Appropriated retained earnings from CLO consolidation	355,052	—

Total shareholders’ equity (deficit) of Primus Guaranty, Ltd.	100,751	(342,549)
Preferred securities of subsidiary	93,102	93,102

Total equity (deficit)	193,853	(249,447)

Total liabilities and equity (deficit)	$3,313,408	$732,747

Primus Guaranty, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands except per share amounts)

	Three Months Ended
	March 31,
	2010	2009

Revenues
Net credit swap revenue	$87,530	$110,881
Net CLO revenue	77,593	—
CLO interest income	23,422	—
Asset management and advisory fees	291	419
Interest income	2,700	2,373
Gain on retirement of long-term debt	4,757	5,759
Impairment loss on investments	—	(609)
Other income (loss)	69	(76)

Total revenues	196,362	118,747

Expenses
CLO interest expense	5,837	—
CLO other expenses	990	—
Compensation and employee benefits	5,425	4,715
Professional and legal fees	1,639	1,421
Interest expense	1,869	2,758
Other	3,536	1,959

Total expenses	19,296	10,853

Income before provision for income taxes	177,066	107,894
Provision for income taxes	143	142

Net income	176,923	107,752
Distributions on preferred securities of subsidiary	988	944
Less: Net income attributable to non-parent interests	89,413	—

Net income available to common shares	$86,522	$106,808

Income per common share:
Basic	$2.24	$2.61
Diluted	$2.15	$2.61
Average common shares outstanding:
Basic	38,686	40,861
Diluted	40,280	40,888

Primus Guaranty, Ltd.
Regulation G and Other Disclosure
Economic Results
March 31, 2010
(Unaudited)
In managing its business and assessing its growth and profitability from a strategic and financial planning perspective, Primus Guaranty, Ltd. (“the Company”) believes it is appropriate to consider both its U.S. GAAP net income available to common shares as well as certain non-GAAP financial measures called “Economic Results”. Economic Results evaluates what the Company’s GAAP net income available to common shares would have been if it excluded from GAAP net income available to common shares (1) the amounts of any unrealized gains and losses on Primus Financial Products (“Primus Financial”)’s consolidated portfolio of credit swaps sold and (2) any realized gains from terminations of credit swaps sold prior to maturity (although Primus Financial amortizes those gains over the remaining original lives of the terminated contracts, except for credit swaps undertaken to offset credit risk).
Economic Results also includes provisions for credit events caused by downgrades below CCC/Caa2 (S&P/Moody’s) on CDS on asset-backed securities (“ABS”). The Company believes that quarterly fluctuations in the fair market value of Primus Financial’s CDS portfolio have little or no effect on the Company’s operations and that Economic Results provides a useful, alternative view of the Company’s economic performance.
Economic Results per GAAP Diluted Share
(in 000’s except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
GAAP Net income (loss) available to common shares	$86,522	$106,808
Adjustments:
Less: Change in unrealized fair value of credit swaps sold (gain) loss by Primus Financial	(127,136)	(122,890)
Less: Realized gains from early termination of credit swaps sold by Primus Financial	—	—
Add: Amortization of realized gains from the early termination of credit swaps sold by Primus Financial	294	393
Less: Provision for CDS on ABS credit events	(2,374)	(15,054)
Add: Reduction in provision for CDS on ABS credit events upon termination of credit swaps	1,819	24,628

Economic Results (loss)	$(40,875)	$(6,115)

Economic Results earnings per GAAP diluted share	$(1.01)	$(0.15)
Economic Results weighted average common shares — GAAP diluted	40,280	40,888
Economic Results Book Value per Share

	March 31,	December 31,
	2010	2009

GAAP Shareholders’ equity (deficit) of Primus Guaranty, Ltd.	$100,751	$(342,549)
Adjustments:
Less: Accumulated other comprehensive income (loss)	2,431	2,148
Less: Unrealized fair value of credit swaps sold (gain) loss by Primus Financial	562,562	689,698
Less: Realized gains from early termination of credit swaps sold by Primus Financial	(33,574)	(33,574)
Add: Amortized realized gains from the early termination of credit swaps sold by Primus Financial	32,927	32,633
Less: Provision for CDS on ABS credit events	(68,791)	(66,417)
Add: Reduction in provision for CDS on ABS credit events upon termination of credit swaps	48,575	46,756
Less: Appropriated retained earnings from CLO consolidation	(355,052)	—

Economic Results Shareholders’ Equity	$284,967	$324,399

Economic Results book value per share issued and outstanding	$7.30	$8.48
GAAP book value per share issued and outstanding	$2.58	$(8.95)
Common shares issued and outstanding	39,046	38,268

Primus Guaranty, Ltd.
GAAP Net Credit Swap Revenue
March 31, 2010
(Unaudited)
GAAP Net Credit Swap Revenue
(in 000’s)

	Three Months Ended
	March 31,
	2010	2009
Net credit swap revenue components
Credit swaps sold — single name (Primus Financial)
Net premium income	$12,566	$17,233
Realized gains	—	—
Realized losses	(19,223)	(9,850)
Change in unrealized gains/(losses)	36,050	50,456
Credit swaps sold — tranches (Primus Financial)		—
Net premium income	3,803	5,087
Realized gains	—	—
Realized losses	(35,000)	—
Change in unrealized gains/(losses)	89,398	44,708
Credit swaps undertaken to offset credit risk (Primus Financial)		—
Net premium income (expense)	—	12
Net realized gains (losses)	—	—
Change in unrealized gains/(losses)	(299)	(9)
Credit swaps sold — ABS (Primus Financial)		—
Net premium income	67	137
Realized gains	—	—
Realized losses	(1,819)	(24,628)
Change in unrealized gains/(losses)	1,987	27,735

Net credit swap revenue (loss)	$87,530	$110,881